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                                                                     Exhibit 3.1

FORM NO. 2

                                 [BERMUDA LOGO]

                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                           HARBOR GLOBAL COMPANY LTD.
                   (hereinafter referred to as "the Company")


1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

NAME                ADDRESS             BERMUDIAN      NATIONALITY         NUMBER
                                        STATUS                             SHARES
                                        (Yes/No)                           SUBSCRIBED

C.G. COLLIS         CLARENDON HOUSE       YES            BRITISH                  ONE
                    2 CHURCH STREET
                    HAMILTON, HM 11
                    BERMUDA

J.M. MACDONALD           "                YES            BRITISH                  ONE

A.R. GUILFOYLE           "                NO             BRITISH                  ONE

do hereby respectively agree to take such number of shares of the Company as may be, allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.


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3.   The Company is to be an EXEMPTED Company as defined by the Companies Act
     1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:

     N/A

5. The authorised share capital of the Company is US $12,000 divided into shares of US $0.01 each. The minimum subscribed share capital of the Company is US $12,000.00.

6.   The objects for which the Company is formed and incorporated are -

     1. TO ACT AND PERFORM ALL THE FUNCTIONS OF A HOLDING COMPANY AND TO CO-ORDINATE THE POLICY, ADMINISTRATION AND OPERATIONS OF ANY SUBSIDIARY COMPANY OR COMPANIES WHEREVER INCORPORATED OR CARRYING ON BUSINESS OR OF ANY GROUP OF COMPANIES OF WHICH THE COMPANY OR ANY SUBSIDIARY COMPANY IS A MEMBER OR WHICH ARE IN ANY MANNER CONTROLLED DIRECTLY OR INDIRECTLY BY THE COMPANY;

     2.   PACKAGING OF GOODS OF ALL KINDS;

     3.   BUYING, SELLING AND DEALING IN GOODS OF ALL KINDS;

     4.   DESIGNING AND MANUFACTURING OF GOODS OF ALL KINDS;

     5. MINING AND QUARRYING AND EXPLORATION FOR METALS, MINERALS, FOSSIL FUEL AND PRECIOUS STONES OF ALL KINDS AND THEIR PREPARATION FOR SALE OR USE;

     6. EXPLORING FOR, THE DRILLING FOR, THE MOVING, TRANSPORTING AND REFINING PETROLEUM AND HYDROCARBON PRODUCTS INCLUDING OIL AND OIL PRODUCTS;

     7. SCIENTIFIC RESEARCH INCLUDING THE IMPROVEMENT DISCOVERY AND DEVELOPMENT OF PROCESSES, INVENTIONS, PATENTS AND DESIGNS AND THE CONSTRUCTION, MAINTENANCE AND OPERATION OF LABORATORIES AND RESEARCH CENTRES;

     8. LAND, SEE AND AIR UNDERTAKINGS INCLUDING THE LAND, SHIP AND AIR CARRIAGE OF PASSENGERS, MAILS AND GOODS OF ALL KINDS;

     9. SHIPS AND AIRCRAFT OWNERS, MANAGERS, OPERATORS, AGENTS, BUILDERS AND REPAIRERS;

     10. ACQUIRING, OWNING, SELLING, CHARTERING, REPAIRING OR DEALING IN SHIPS AND AIRCRAFT;

     11.  TRAVEL AGENTS, FREIGHT CONTRACTORS AND FORWARDING AGENTS;

     12.  DOCK OWNERS, WHARFINGERS, WAREHOUSEMEN;

     13. SHIP CHANDLERS AND DEALING IN ROPE, CANVAS OIL AND SHIP STORES OF ALL KINDS;

     14.  ALL FORMS OF ENGINEERING;


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     15.  FARMERS, LIVESTOCK BREEDERS AND KEEPERS, GRAZIERS, BUTCHERS, TANNERS
          AND PROCESSORS OF AND DEALERS IN ALL KINDS OF LIVE AND DEAD STOCK, WOOL, HIDES, TALLOW, GRAIN, VEGETABLES AND OTHER PRODUCE;

     16. ACQUIRING BY PURCHASE OR OTHERWISE AND HOLDING AS AN INVESTMENT INVENTIONS, PATENTS, TRADE MARKS, TRADE NAMES, TRADE SECRETS, DESIGNS AND THE LIKE;

     17.  BUYING, SELLING, HIRING, LETTING AND DEALING IN CONVEYANCES OF ANY
          SORT;

     18. EMPLOYING, PROVIDING, HIRING OUT AND ACTING AS AGENT FOR ARTISTS, ACTORS, ENTERTAINERS OF ALL SORTS, AUTHORS, COMPOSERS, PRODUCERS, DIRECTORS, ENGINEERS AND EXPERTS OR SPECIALISTS OF ANY KIND;

     19. TO ACQUIRE BY PURCHASE OR OTHERWISE AND HOLD, SELL, DISPOSE OF AND DEAL IN REAL PROPERTY SITUATED OUTSIDE BERMUDA AND IN PERSONAL PROPERTY OF ALL KINDS WHERESOEVER SITUATED; AND

     20. TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR CONFIDENCE.

7.   Powers of the Company

     1. THE COMPANY SHALL, PURSUANT TO THE SECTION 42 OF THE COMPANIES ACT 1981, HAVE THE POWER TO ISSUE PREFERENCE SHARES WHICH ARE LIABLE TO BE REDEEMED AT THE OPTION OF THE HOLDER IF SO PROVIDED IN THE TERMS AND CONDITIONS OF SUCH SHARES ESTABLISHED IN ACCORDANCE WITH THE BYE-LAWS OF THE COMPANY.

     2. THE COMPANY SHALL, PURSUANT TO SECTION 42A OF THE COMPANIES ACT 1981, HAVE THE POWER TO PURCHASE ITS OWN SHARES.

8. The Company shall be dissolved upon the earlier of the fifth anniversary of the date of the distribution by The Pioneer Group, Inc. of all the outstanding shares of the Company to the stockholders of The Pioneer Group, Inc. or the distribution by the Company of all the Company's assets to its shareholders to the extent permitted by section 54 of the Companies Act 1981 (the "Distribution"); PROVIDED, HOWEVER, that in the event the Company has not distributed all its assets to its shareholders to the extent permitted by section 54 of the Companies Act 1981 before the fifth anniversary of the Distribution, upon the vote of the Company's Board of Directors the Company may continue to operate its assets for up to three additional one year periods.


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Signed by each subscriber in the presence of at least one witness attesting the signature thereof

 ..............................               ...................................


/s/ C.G. Collis                              /s/ Rhonda M. Trott
 ..............................               ...................................


/s/ J.M. Macdonald                           /s/ Rhonda M. Trott
 ..............................               ...................................


/s/ A.R. Guilfoyle                           /s/ Rhonda M. Trott
 ..............................               ...................................

      (Subscribers)                                    (Witnesses)


SUBSCRIBED this 22nd day of May, 2000